Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund From an
 Underwriting Syndicate in which an Affiliate is a Member)
May 1, 1999 through July 31, 1999


							Price		   % of	     Underwriter	Total
Date of Offering 					 Per	Total	   Offering  or Dealer from	Units
Portfolio (Buyer)	Security		Shares	Share	Value	   Purchased Whom
 Purchased	Offered

MSDWUF Asian Equity
5/25/99		Korea Telecom ADR		6,750	27.56 	$186,030   0.01%
 Daewoo Securities	90,191,012
7/5/99		Pohang Iron & Steel ADR		3,400	32.75 	$111,350   0.01%
 Salomon Brothers	30,873,800
7/12/99		PT Indofood Sukses Makmur	35,500	1.24 	$43,949    0.02%
 CS First Boston	230,000,000

MSDWUF Emerging Markets Equity
5/25/99		Korea Telecom ADR		47,800	27.56 	$1,317,368 0.05%
 Daewoo Securities	90,191,012
6/7/99		Amdocs Ltd.			14,400	22.44 	$323,100   0.07%
 Goldman Sachs	20,000,000
7/5/99		Pohang Iron & Steel ADR		11,100	32.75 	$363,525   0.04%
 Salomon Brothers	30,873,800
7/12/99		PT Indofood Sukses Makmur	101,500	1.24 	$125,657   0.04%
 CS First Boston	230,000,000

MSDWUF Equity Growth
5/3/99		The Goldman Sachs Group Inc	6,200	53.00 	$328,600   0.01%
 Goldman Sachs	60,000,000
5/5/99		Destia Communications Inc	100	10.00 	$1,000 	   0.00%
 CS First Boston	6,500,000
5/7/99		Media Metrix			400	17.00 	$6,800 	   0.01%
 Donaldson, Lufkin & Jenrette 	3,000,000
5/7/99		NET Objects			1,800	12.00 	$21,600    0.03%     Alex Brown		6,000,000
5/11/99		Wesco International		6,700	18.00 	$120,600   0.07%
 Lehman Brothers	9,725,000
5/12/99		Copper Mountain Networks	300	21.00 	$6,300 	   0.01%
 Robertson Stephens	4,000,000
5/19/99		Clear Channel Communications	3,300	70.63 	$233,063   0.02%
 Vanguard Capital	20,000,000
5/24/99		Brocade Communications Systems	200	19.00 	$3,800 	   0.01%
 Alex Brown		3,250,000
5/25/99		DLJ Direct			900	20.00 	$18,000    0.01%
 Goldman Sachs	16,000,000
6/2/99		IXL Enterprises Inc		1,200	12.00 	$14,400    0.02%
 Robertson Stephens	6,000,000
6/30/99		Ask Jeeves			500	14.00 	$7,000 	   0.02%
 Robertson Stephens	3,000,000
7/1/99		Salem Communications		2,100	22.50 	$47,250    0.03%
 Furman Selz	7,500,000
7/7/99		Telecom Eirann			600	15.99 	$9,594 	   0.00%
 Merrill Lynch	50,000,000
7/15/99		Ravisent Technologies Inc	1,300	12.00 	$15,600    0.03%
 Bear Stearns	5,000,000
7/20/99		Genentech, Inc			2,100	97.00 	$203,700   0.01%
 Goldman Sachs	20,000,000
7/21/99		Insight Communications		1,900	24.50 	$46,550    0.01%
 Donaldson, Lufkin & Jenrette 	20,500,000
7/28/99		Focal Communications		1,600	13.00 	$20,800    0.02%
  Salomon Smith Barney      	9,000,000
7/29/99		Net2phone			100	15.00 	$1,500 	   0.00%
  Hambrecht & Quist	4,800,000
7/30/99		Aironct Wireless		300	11.00 	$3,300 	   0.01%
 Dain Bosworth	6,000,000

MSDWUF International Magnum
7/20/99		Austar United Communication	9,000	4.70 	$27,402    0.00%
 CS First Boston	465,000,000

MSDWUF Value
5/4/99		Goldman Sachs Group		1,700	53.00 	$90,100    0.00%
 Goldman Sachs	69,000,000
5/18/99		Engelhard Corp.			5,700	19.50 	$111,150   0.02%
 JP Morgan 		28,000,000

MSDWUF Mid Cap Value
5/25/99		Donaldson, Lufkin &
		Jenrette Inc. - DLJ Direct	1,600	20.00 	$32,000    0.01%
 Donaldson, Lufkin & Jenrette 	15,000,000
5/27/99		Galileo International		21,900	45.00 	$985,500   0.07%
 Lehman Brothers
										     /Merrill Lynch	31,937,100
7/20/99		Genentech, Inc.			1,400	97.00 	$135,800   0.01%
 JP Morgan 		20,000,000
7/21/99		Insight Communications, Inc.	4,300	24.50 	$105,350   0.02%
 Donaldson, Lufkin & Jenrette 	23,000,000
7/28/99		American Naitonal Can Group	17,700	17.00 	$300,900   0.06%
 Lehman Brothers 	30,000,000
7/29/99		Creo Products, Inc.		1,400	15.00 	$21,000    0.03%
 Salomon Smith Barney 5,000,000


* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.